Exhibit 12
                      E'TOWN CORPORATION AND SUBSIDIARIES
               Computation of Ratio of Earnings to Fixed Charges
                          (In Thousands Except Ratios)


                                                       Three Months Ended
                                                            March 31,
                                                         2000      1999
EARNINGS:

Net income                                           $    2,261  $ 6,300
Federal income taxes                                      1,308    3,456
Interest charges                                          5,697    4,482
                                                     ---------------------
 Earnings available to cover fixed charges                9,266    14,238
                                                     ---------------------

FIXED CHARGES:
Interest on long-term debt                                4,438    4,134
Other interest                                            1,240      291
Amortization of debt discount - net                         114      110
                                                     ---------------------
Total fixed charges                                  $    5,792  $ 4,535
                                                     ---------------------

Ratio of Earnings to Fixed Charges                         1.60     3.14
                                                     =====================





Earnings to Fixed Charges represents the sum of Net Income, Federal income taxes and Interest Charges (which is reduced by Capitalized interest), divided by Fixed Charges.
Fixed Charges consist of interest on long and short-term debt (which is not reduced by Capitalized Interest), and Amortization of debt discount.

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                                                                   Exhibit 12(a)
                  ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY
              Computation of Ratio of Earnings to Fixed Charges
                         (In Thousands Except Ratios)


                                                       Three Months Ended
                                                             March 31,
                                                         2000      1999
EARNINGS:

Net income                                           $    3,394  $ 4,283
Federal income taxes                                      1,781    2,261
Interest charges                                          4,693    3,865
                                                     ---------------------
 Earnings available to cover fixed charges                9,868    10,409
                                                     ---------------------

FIXED CHARGES:
Interest on long-term debt                                3,776    3,757
Other interest                                              913       63
Amortization of debt discount - net                          99       98
                                                     ---------------------
Total fixed charges                                  $    4,788  $ 3,918
                                                     ---------------------

Ratio of Earnings to Fixed Charges                         2.06     2.66
                                                     =====================





Earnings to Fixed Charges represents the sum of Net Income, Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.

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                                                                 Exhibit 12(b)
                ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY
            Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends
                         (In Thousands Except Ratios)

                                                       Three Months Ended
                                                            March 31,
                                                         2000      1999
EARNINGS:

Net income                                           $    3,394  $ 4,283
Federal income taxes                                      1,781    2,261
Interest charges                                          4,693    3,865
                                                     --------------------
 Earnings available to cover fixed charges                9,868    10,409
                                                     --------------------


FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt                                3,776    3,757
Preferred dividend requirement (1)                          310      310
Other interest                                              913       63
Amortization of debt discount - net                          99       98
                                                     --------------------
Total fixed charges                                  $    5,098  $ 4,228
                                                     --------------------
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                   1.94     2.46
                                                     ====================


(1) Preferred Dividend Requirement:

Preferred dividends                                         203      203
Effective tax rate                                       34.42%    34.55%
                                                     --------------------
Preferred dividend requirement                       $      310  $   310
                                                     ====================



Earnings to Fixed Charges and Preferred Dividends represents the sum of Net Income, Federal income taxes and Interest
Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pretax basis and Amortization of debt discount.